AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of July, 2008, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit S, the funds and fees of Davidson Multi-Cap Core Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/Douglas G. Hess	By: /s/Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Davidson

Exhibit S
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Name of Series                                                                                     Date Added
Davidson Multi-Cap Core Fund                                                       on or after June 11, 2008

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at June, 2008
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
♦ [____] basis points on the first $[____] million
♦ [____] basis points on the next $[____] million
♦ [____] basis points on the balance
♦ Minimum annual fee:  $[____] per fund
♦
International Funds
Annual Fee Based Upon Market Value Per Fund*
[____] basis points on the first $[____] million
[____] basis points on the next $[____] million
[____] basis points on the next $[____] million
[____] basis points on the balance
Minimum annual fee:  $[____] per fund

Advisor Information Source Web Portal
• $[____] /fund/month
• $[____] /fund/month for clients using an external administration service
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
DAVIDSON INVESTMENT ADVISORS, INC.

By:  /s/Andrew Davidson

Printed Name:  Andrew Davidson

Title:  President                                              Date:   7/2/2008

Davidson

Exhibit S (continued) to the Separate Series of Advisors Series Trust
 Fund Administration Servicing Agreement

Davidson - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at June, 2008
Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[____] per year per domestic fund (total fee for all service lines)
• $[____] per year per load fund or international fund (in addition to Fund CCO fee)
• $[____] per year per sub-advisor per fund (in addition to Fund CCO fee)

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
DAVIDSON INVESTMENT ADVISORS, INC.

By:  /s/Andrew Davidson

Printed Name:  Andrew Davidson

Title:  President                                              Date:   7/2/2008

Davidson